SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported):  September 28, 1998


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events
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        In connection with Debt and/or Equity Securities that
may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



             DUPONT TO FULLY DIVEST CONOCO IN 1999;
                  IPO PLANNED BY END OF 1998



        WILMINGTON, Del., Sept. 28 - DuPont today announced that its board of directors has approved pursuing the previously announced initial public offering (IPO) of Conoco common stock before the end of 1998. Following completion of the IPO, DuPont intends to offer its remaining Conoco shares to DuPont share-holders in exchange for DuPont shares in a tax-free split-off expected to be completed within 12 months.
        This would result in DuPont's completing its exit of the energy business within 12 months and permit the company, based on today's market values, to effectively acquire 10 to 20 percent of its currently outstanding shares.
        "In May we announced that DuPont would exit the energy business so that DuPont and Conoco could better capitalize on market opportunities to make both companies stronger," said DuPont president and CEO Charles O. Holliday, Jr. "Since that



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announcement, we have evaluated all available exit options and have determined that the IPO and split-off will offer the most value to shareholders, as well as position both companies for future success."
        "This transaction is ideal for our shareholders because we can complete the separation from the energy business quickly and in a tax-efficient manner," said Gary M. Pfeiffer, chief financial officer. "The Conoco IPO will significantly expand DuPont's financial flexibility. The split-off will reward DuPont shareholders both by effecting a large acquisition of our own shares, and offering a tax-efficient choice to them to own either or both companies going forward.
        "We remain committed to the strategy we announced last spring to set both DuPont and Conoco on independent paths," Holliday said. "DuPont can now concentrate its full attention and resources on growing its value. And Conoco can move forward within its own industry and continue its focus on growth."
        Conoco, active in 40 countries, is a full integrated energy company involved in exploration, production, transporta-tion, marketing, refining and power. The company ranks eighth in the worldwide production of petroleum liquids by all U.S.- based companies, eleventh in the production of natural gas, and eighth in refining throughputs.





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        Founded in 1802, DuPont is a global research and
technology-based company committed to better things for better living. DuPont serves worldwide markets including food and nutrition; health care; agriculture; fashion and apparel; home and construction; electronics; transportation; and energy. The company operates in about 70 countries and has 98,000 employees. Revenues in 1997 were more than $45 billion.
        A registration statement relating to the IPO of Conoco common stock has been filed with the Securities and Exchange Commission but has not yet become effective. The Conoco common stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Conoco common stock in any state in which such offer, solicita-tion or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                                 # # #


9/28/98





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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




September 28, 1998

























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